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                             AMENDED AND RESTATED BY-LAWS

                                          OF

                            COLEMAN NATURAL PRODUCTS, INC.
                               (A DELAWARE CORPORATION)


                                      ARTICLE I

                                       Offices


         SECTION A. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware. The name of the Corporation's registered agent at such address shall be The Corporation Trust Company.

         SECTION B. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      ARTICLE II

                                     Stockholders


         SECTION A. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting on such date and at such time as may be designated by the Board of Directors.

         SECTION B. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, by the Chairman of the Board or by the President. Any special meeting shall be held on such date (subject to the provisions on notice) and at such time as shall be designated by the Board of Directors or by the officer calling the meeting. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders of the Corporation are present in person or by proxy, in which case any and all business may be transacted at the meeting even though not included in the notice of meeting and even though the meeting itself was held without notice.


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         SECTION C.  PLACE OF MEETING.  Every annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors. Every special meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors or the officer calling the meeting.

         SECTION D. NOTICE OF MEETINGS. It shall be the duty of the Secretary to cause notice of each meeting of the stockholders to be mailed to each stockholder of the Corporation entitled to vote at such meeting at his address as it appears upon the records of the Corporation not less than ten nor more than sixty days before the day of the meeting. The notice of the meeting shall state the place, date, and hour of the meeting and, in case of a special meeting, also shall state the purpose or purposes for which the meeting is called.

         Notice of a special meeting may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, by the Secretary of the Corporation on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall forward a copy thereof to the Secretary. Every request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

         SECTION E.  QUORUM.

              1. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of the Common Stock of the Corporation that are entitled to vote at such meeting, present in person or otherwise represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the presence or representation of a larger number of shares shall be required by law, by the Amended and Restated Certificate of Incorporation, or by these Amended and Restated By-Laws, and, in that case, the presence or representation of the number of shares so required shall constitute a quorum.

              2. Any meeting may be adjourned (even though a quorum is not present) by the holders of a majority in number of the shares of Common Stock of the Corporation present in person and represented by proxy and entitled to vote at such meeting to another time or place, and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and the adjournment is for less than thirty days and a new record date is not set for the adjourned meeting.

         SECTION F.  ORGANIZATION.

              1. The Chairman, if he is present at the meeting, or the President, if the Chairman is not present, shall call the meeting of the stockholders to order, and shall

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act as chairman of the meeting.  In the absence of the Chairman and the
President, the holders of a majority in number of the shares of Common Stock of the Corporation present in person and represented by proxy and entitled to vote at such meeting shall elect a chairman.

              2. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but, in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

              3. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting shall be prepared and maintained in accordance with of the Delaware General Corporation Law.

         SECTION G.  VOTING.

              1. Except as otherwise provided for in the Amended and Restated Certificate of Incorporation, in these Amended and Restated By-laws, in resolutions of the Board of Directors, or by law, each stockholder shall be entitled to one vote in person or by proxy for each share of Common Stock of the Corporation registered in his name upon the books of the Corporation, but no proxy shall be voted after three years from the date of its being granted unless the proxy provides for a longer period.

              2. Upon the demand of any stockholder, the vote upon any matter before the meeting shall be by ballot.

              3. Shares of the Common Stock of the Corporation owned directly or indirectly by the Corporation shall not be voted directly or indirectly or counted in determining whether a quorum is present at any meeting.

              4. Each proxy shall submit his power of attorney to the Secretary or to the Treasurer for examination before the commencement of the meeting at which the proxy intends to represent a stockholder who has given him a proxy. The certificate of the Secretary or the Treasurer as to the regularity of any powers of attorney so submitted, and as to the number of shares held by the persons who severally and respectively executed the powers of attorney so submitted, shall be received as prima facie evidence of the number of shares represented by the holders of the powers of attorney for the purposes of establishing the presence of a quorum at such meeting, for organizing the same, for voting, and for all other purposes.

         SECTION H. INFORMAL ACTION. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so

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taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

         SECTION I. INSPECTORS OF ELECTION. When required by law or upon the demand of any stockholder or proxy entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more Inspectors or Judges of Elections, who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the chairman of the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment by the chairman of the meeting.


                                     ARTICLE III

                                  Board of Directors


         SECTION A. GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         SECTION B. NUMBER AND TERM OF OFFICE. Subject to the rights, if any, of holders of Preferred Stock of the Corporation, the number of directors shall be established from time to time by resolution of the Board. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section D of this Article III, and each director elected shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         SECTION C.  RESIGNATION, REMOVAL, AND VACANCIES.

              1. Any Director may resign at any time by giving written notice of his resignation to the Chairman, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified in the notice of resignation, or, if the

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time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. The acceptance of a resignation shall not be necessary to make it effective.

              2. Subject to the rights of the holders of any series of Preferred Stock or any other class of Capital Stock of the Corporation (other than the Common Stock) then outstanding, newly created directorships resulting from any increase in the number of Directors and any other vacancy occurring on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled only by an affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified, or until his or her earlier death, resignation or removal as provided herein. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

              3. Any Director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares of stock of the corporation then entitled to vote at an election of Directors, except as otherwise provided by law.

         SECTION D. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board from time to time shall determine or as shall be designated in the notice or waiver of notice of the meeting.


         SECTION E. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be (i) mailed to each Director at least three days before the first meeting held in pursuance thereof or (ii) delivered personally or by prepaid commercial delivery or courier service, or sent by telegram, cable, or wireless, to every Director at least one day before the first meeting held in pursuance thereof.

         SECTION F.  SPECIAL MEETINGS.

              1. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman, the President, or a majority of the Directors then in office.

              2. The Secretary or an Assistant Secretary shall give notice of the day, hour, and place of each special meeting (i) by mailing the same to each Director at least

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three days before the meeting or (ii) by causing the same to be delivered personally or by prepaid commercial delivery or courier service, or to be sent by telegraph, cable or wireless, to each Director at least one day before the meeting.

              3. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting; and an amendment of these Amended and Restated By-Laws may be acted upon if the notice of the meeting shall have stated an amendment of the Amended and Restated By-Laws to be one of its purposes. At any meeting at which every Director shall be present and no Director shall object, any business may be transacted, even though no notice is given.

         SECTION G. QUORUM. Except as otherwise provided for herein or in the Amended and Restated Certificate of Incorporation, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors) shall constitute a quorum for the transaction of business and the action of the Board of Directors at which a quorum is present shall be the action of the Board of Directors. If less than a quorum is present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time.

         SECTION H. CHAIRMAN AND SECRETARY OF THE MEETING. The Chairman of the Board, if any and if present, shall preside at all meetings of the Board of Directors. Otherwise, the President, if present, or, if not, any other Director chosen by the Board, shall preside. The Chairman of the Board, the President, or other presiding Director, as the case may be, may appoint any person to act as secretary of the meeting.

         SECTION I. COMMITTEES. The Board of Directors, by resolution passed by all members of the Board, may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee. Each committee, to the extent provided for in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. In the absence or disqualification of any member of any committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         SECTION J. ACTION BY CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing. All consents in lieu of meetings shall be filed with the minutes of proceedings of the Board or committee.

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         SECTION K.  TELEPHONE MEETINGS.  Members of the Board of Directors or
of any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear, and speak to, each
other.   Participation in a telephone meeting pursuant to this Section K shall constitute presence in person at such meeting. The person designated to be secretary of the meeting by the Director initiating the telephone meeting shall take minutes of the meeting, and such minutes shall be filed with the other minutes of proceedings of the Board or committee.

         SECTION L. COMPENSATION. Each Director, in consideration of his serving as a Director, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board from time to time shall determine. The Board likewise may provide that the Corporation shall reimburse each Director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section L shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                      ARTICLE IV

                                       Officers


         SECTION A.  OFFICERS.

              1. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer. All such officers shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders and shall hold office until the earlier of their removal or their respective successors shall have been elected and shall qualify.

              2. In addition to the powers and duties of the officers of the Corporation as set forth in these Amended and Restated By-Laws, each shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors or the President.

         SECTION B.  RESIGNATION, REMOVAL, AND VACANCIES.

              1. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein,

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the resignation shall take effect when accepted by action of the Board.
Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

              2. All officers and agents elected or appointed by the Board shall be subject to removal with or without cause at any time by the Board.

              3. A vacancy in any office may be filled at any time by the Board of Directors.

         SECTION C. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the Chief Executive Officer of the Company. Subject to the control and general supervision of the Board of Directors, the Chief Executive Officer shall have general charge and control of all its business and affairs and shall perform all duties incident to the office of Chief Executive Officer.


         SECTION D. POWERS AND DUTIES OF THE VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and shall perform such duties as the Board of Directors or the President shall assign to him.

         SECTION E. POWERS AND DUTIES OF THE SECRETARY. Except as otherwise provided for in these Amended and Restated By-Laws, the Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors shall authorize and direct; he shall have charge of the stock certificate books, transfer books, stock ledgers, and such other books and papers as the Board of Directors or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director or officer of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all other duties incident to the office of Secretary. The Secretary shall also have such other powers and shall perform such other duties as may be assigned to him by these Amended and Restated By-Laws, the Board of Directors, or the President.

         SECTION F. POWERS AND DUTIES OF THE TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall have custody of, and, when proper, may pay out, disburse or otherwise dispose of, all funds and securities of the Corporation that may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes, and other obligations and deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and, whenever required by the Board of Directors, shall render

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statements of such accounts; he shall exhibit his books and accounts to any
Director or officer of the Corporation upon application at the Office of the Corporation during business hours; and he shall perform all acts incident to the position of Treasurer and shall also have such powers and shall perform such other or different duties as may be assigned to him from time to time by these Amended and Restated By-Laws or the Board of Directors or the President.

         SECTION G. ADDITIONAL OFFICERS. The Board of Directors may from time to time appoint such other officers, including Chairman of the Board, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board may deem advisable. Such officers shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such other powers and duties as may from time to time be conferred upon them by the Board of Directors or the President.

         SECTION H. GIVING OF BOND BY OFFICERS. If required to do so by the Board of Directors, each officer designated by the Board shall furnish a bond to the Corporation for the faithful performance of his duties with such penalties, conditions, and security as the Board may require.

         SECTION I. VOTING OF STOCK. Unless otherwise ordered by the Board of Directors, each officer of the Corporation shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings, shall possess and may exercise, in person or by proxy, any and all rights, powers, and privileges incident to the ownership of such stock. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

         SECTION J. COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as officers as the Board of Directors from time to time may determine.


                                      ARTICLE V

                                   Indemnification

         SECTION A. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section C of this
Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of

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the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION B. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section C of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION C. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section A or Section B of this Article V, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders, or (iv) if a Change in Control has occurred and the director, officer, employee, or agent seeking indemnification so requests, in a written opinion rendered by independent legal counsel chosen by the person requesting indemnification and not reasonably objected to by the Board of Directors. To the

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extent, however, that a director, officer, employee or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. For purposes of subclause (iv) of the second sentence of this Section C, "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for either the Corporation or the person seeking indemnification within the past five years. For purposes of said subclause
(iv), a "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A promulgated under the Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if
(A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of the Board of Directors in office immediately prior to such acquisition, (ii) the Corporation is a party to a merger, consolidation, sale of assets, or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors sitting immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors, including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute at least a majority thereof.

         SECTION D. GOOD FAITH DEFINED. For purposes of any determination under Section C of this Article V, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section D shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section D shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have

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met the applicable standard of conduct set forth in Section A or B of this
Article V, as the case may be.

         SECTION E. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section C of this Article V, and notwithstanding the absence of any determination thereunder, any director, officer, employee, or agent may apply to the Court of Chancery for indemnification to the extent otherwise permissible under Sections A and B of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections A or B of this Article V, as the case may be. Notice of any application for indemnification pursuant to this Section E shall be given to the Corporation promptly upon the filing of such application.

         SECTION F. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorneys' fees) incurred by an officer or director in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION G. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders, or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections A and B of this Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Sections A or B of this Article V but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION H. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other

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

enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article V.

         SECTION I. MEANING OF "CORPORATION" FOR PURPOSES OF ARTICLE V. For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


         SECTION J. REPEAL OR MODIFICATION. Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expense that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.




                                      ARTICLE VI

                               The Corporation's Stock


         SECTION A. STOCK CERTIFICATES. Stock certificates representing all shares to which stockholders are entitled shall be in the form determined by the Board of Directors. Certificates shall be numbered consecutively and shall be entered in the books of the Corporation as they are issued. They shall be signed by the Chairman of the Board, the President, or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secertary. If the Board of Directors has designated a transfer agent or registrar and if any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer of the Corporation may be a facsimile.

         SECTION B. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation or its transfer agent may issue a new certificate of stock of the Corporation in place of any certificate theretofore issued by it, alleged by its owner, or his legal representative, to have

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

been lost, stolen, or destroyed, and the Board of Directors or its transfer agent may require the owner, or his legal representative, to give the Corporation and its transfer agent a bond sufficient to indemnify the Corporation and its transfer agent against any claim that may be made against them on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         SECTION C. TRANSFER OF SHARES. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, and applicable statutory requirements, registration of transfers of shares of stock of the Corporation shall be made on the books of the Corporation.

         SECTION D. REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         SECTION E. CLOSING OF TRANSFER BOOKS; FIXING OF RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for in this Section E, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION F. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof; accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided for by law.

         SECTION G.  DIVIDENDS.

              1. Subject to the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation but only out of funds available for the payment of dividends as provided for by law.

              2. Subject to the provisions of the Amended and Restated Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a Saturday, Sunday, or legal holiday, the dividend payable on such date shall be paid on the next day that is not a Saturday, Sunday, or legal holiday.


                                     ARTICLE VII

                Corporate Seal; Fiscal Year; Miscellaneous Provisions


         SECTION A. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which, unless otherwise determined by the Board of Directors, shall be in the custody of the Secretary. If and when so directed by the Board of Directors or the Chief Executive Officer, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board.

         SECTION B. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         SECTION C. CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, shall be countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

         SECTION D. WAIVERS OF NOTICE. Whenever any notice whatever is required to be given under the provisions of these Amended and Restated By-Laws or the Amended and Restated Certificate of Incorporation to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         SECTION E. OFFICES OUTSIDE OF DELAWARE. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents, and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors.


                                     ARTICLE VIII

                               Amendment of the By-laws


         Subject to the provisions of the Amended and Restated Certificate of Incorporation and the power of the stockholders to alter or repeal any By-Law made by the Board, these Amended and Restated By-Laws may be altered or repealed by the vote of a majority of the members of the Board.



These Amended and Restated By-Laws were adopted by the Board of Directors of the Corporation effective as of September 6, 1996.


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